FIRST AMENDMENT TO INVESTMENT COMMITMNENT AGREEMENT
PHỤ LỤC THỨ NHẤT CỦA HỢP ĐỒNG CAM KẾT ĐẦU TƯ

THIS FIRST AMENDMENT TO INVESTMENT COMMITMENT AGREEMENT (this "Amendment") is made effective as of March 21, 2023 with respect to the **INVESTMENT COMMITMENT AGREEMENT** dated February 21, 2023 among **Philux Global Group Inc.** (f/k/a PHI Group, Inc.), **Philux Global Funds SCA, SICAV-RAIF** and **Philux Global Vietnam Investment and Development Company Limited**, hereinafter collectively referred to as "**the Investor**", and **Saigon Silicon City Joint Stock Company**, hereinafter referred to as "**the Company**".

PHỤ LỤC ĐẦU TIÊN CỦA HỢP ĐỒNG CAM KẾT ĐẦU TƯ *("Phụ lục" này) có hiệu lực vào ngày 21 tháng 3 năm 2023 liên quan đến* ***HỢP ĐỒNG CAM KẾT ĐẦU TƯ*** *được ký vào ngày 21 tháng 02 năm 2023, giữa* ***Philux Global Group Inc.*** *(trước đây là PHI Group, Inc.),* **Philux Global Funds SCA, SICAV-RAIF** *và* ***Công ty TNHH Đầu tư và Phát triển Philux Global Việt Nam****, sau đây cùng gọi tắt là "****Nhà Đầu tư****", và* ***Công ty Cổ phần Thành phố Silicon Sài Gòn****, sau đây gọi tắt là "****Công ty****".*

All the parties herein agree to the amend Article 2 of said **INVESTMENT COMMITMENT AGREEMENT** as follows:

Tất cả các bên ở đây đồng ý tu chỉnh Điều 2 của ***HỢP ĐỒNG CAM KẾT ĐẦU TƯ*** *nói trên như sau:*

2. Time frame. Due to additional administrative and legal requirements in connection with the Investor's release of funds, within thirty days of the signing of this Amendment, the Investor will provide or cause to be provided fifty million U.S. dollars (USD 50,000,000) for the Company to resume the implementation of its building plan. Additional amounts of capital will be provided to the Company by the Investor at various intervals as needed to ensure uninterrupted construction until the completion of the project.

2. *Khung thời gian.* *Do các yêu cầu pháp lý và hành chính bổ sung liên quan đến việc giải ngân của Nhà đầu tư, trong vòng ba mươi ngày kể từ ngày ký bản Phụ lục này, Nhà đầu tư sẽ cung cấp hoặc khiến cung cấp năm mươi triệu đô la Mỹ (50.000.000 USD) để Công ty tiếp tục việc thực hiện kế hoạch xây dựng của mình. Các khoản vốn bổ sung sẽ được Nhà Đầu tư cung cấp cho Công ty theo các khoảng thời gian khác nhau khi cần thiết để đảm bảo tiến độ xây dựng không bị gián đoạn cho đến khi hoàn thành dự án.*

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the above-mentioned Investment Commitment Agreement as of the day and year written below.
DƯỚI SỰ CHỨNG KIẾN*, các bên ở đây đã ký Phụ lục thứ Nhất này của Hợp đồng Cam kết Đầu tư nói trên này vào ngày tháng năm đã ghi rõ dưới đây.*

Dated: March 21, 2023
Ngày: 21 tháng 03 năm 2023
PHILUX GLOBAL GROUP INC.
TẬP ĐOÀN PHILUX GLOBAL INC.

By/*Bởi*: ______________________
Henry D Fahman
Chairman & Chief Executive Officer
Chủ tịch HĐQT & Tổng Giám đốc

Dated: March 21, 2023
Ngày: 21 tháng 03 năm 2023
SAIGON SILICON CITY JSC
CTCP THÀNH PHỐ SILICON SÀI GÒN

By/*Bởi*: ______________________
Nguyễn Hoàng Kiệt
Director
Giám Đốc